EXHIBIT 16.1






Office of the Chief Accountant
Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C. 20549

June 12, 2002

Dear Sir/Madam:

We have read the first, third, and fourth paragraphs of Item 4 included in the Form 8-K dated June 4, 2002 of the Choice One Communications Inc. 401(k) Profit Sharing Plan and Trust (the Plan) to be filed with the Securities and Exchange Commission and are in agreement with the statements contained therein, with the exception of the reference to the date that the Audit Committee decided not to re-engage Arthur Andersen LLP, of which we have no knowledge.

Very truly yours,

/s/ Arthur Andersen LLP

Copy to: Mr. Ajay Sabherwal
         Executive Vice President, Finance and
         Chief Financial Officer
         Choice One Communications Inc.
         100 Chestnut Street, Suite 600
         Rochester, New York 14604